EXHIBIT 23.1 CONSENT OF INDEPENDENT ACCOUNTANTS

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

ISHOPNOMARKUP.COM, INC. AND SUBSIDIARY:

We hereby consent to the use in this Registration Statement on Form SB2A of our report dated June 21, 2000, relating to the financial statements of Ishopnomarkup.com, Inc. We also consent to the reference to our firm under the caption 'Experts' in the Prospectus.


                                  MERINGER, FRUCHTER, ROSEN & CORSO, P.O.
                                  ---------------------------------------
                                  MERINGER, FRUCHTER, ROSEN & CORSO, P.O.
                                  Certified Public Accountants

New York, New York
December 21, 2000
1.